                                                                Exhibit 10.35

                            BLUESTONE SOFTWARE, INC.

                   SECOND RESTATED INVESTORS' RIGHTS AGREEMENT



                                  MAY 25, 1999

                                TABLE OF CONTENTS


1.   Registration Rights...................................................    1
           1.1    Definitions..............................................    1
           1.2    Request for Registration.................................    2
           1.3    Company Registration.....................................    4
           1.4    Obligations of the Company...............................    5
           1.5    Furnish Information......................................    6
           1.6    Expenses of Demand Registration..........................    7
           1.7    Expenses of Company Registration.........................    7
           1.8    Underwriting Requirements................................    7
           1.9    Indemnification..........................................    8
           1.10   Reports Under Securities Exchange Act of 1934............   10
           1.11   Form S-3 Registration....................................   11
           1.12   Assignment of Registration Rights........................   12
           1.13   Limitations on Subsequent Registration Rights............   12
           1.14   "Market Stand-Off" Agreement.............................   13
           1.15   Termination of Registration Rights.......................   13
           1.16   Delay of Registration....................................   14

2.   Covenants of the Company..............................................   14
           2.1    Delivery of Financial Statements.........................   14
           2.2    Inspection...............................................   15
           2.3    Board of Directors.......................................   15
           2.4    Tax Matters..............................................   16
           2.5    Maintenance of Properties and Leases.....................   16
           2.6    Insurance................................................   16
           2.7    Key Person Life Insurance................................   17
           2.8    Accounts and Records.....................................   17
           2.9    Independent Accountants..................................   17
           2.10   Compliance with Requirements of Government Authorities...   17
           2.11   Maintenance of Corporate Existence.......................   17
           2.12   Employee Agreements......................................   17
           2.13   Notice of Breach.........................................   18
           2.14   Transactions with Affiliates.............................   18
           2.15   Maintenance of a Standard System of Accounting...........   18
           2.16   Payment of Indebtedness..................................   18
           2.17   Unix GUI Business........................................   18
           2.18   Termination of Covenants.................................   18


3.   Miscellaneous.........................................................   18
           3.1    Successors and Assigns...................................   19
           3.2    Governing Law............................................   19
           3.3    Counterparts.............................................   19
           3.4    Titles and Subtitles.....................................   19
           3.5    Notices..................................................   19
           3.6    Expenses.................................................   19
           3.7    Amendments and Waivers...................................   19
           3.8    Severability.............................................   20
           3.9    Aggregation of Stock.....................................   20
           3.10   Confidential Information.................................   20
           3.11   Entire Agreement.........................................   20

                   SECOND RESTATED INVESTORS' RIGHTS AGREEMENT


       THIS SECOND RESTATED INVESTORS' RIGHTS AGREEMENT is made as of the 25th day of May, 1999 by and among Bluestone Software, Inc., a Delaware corporation (the "COMPANY"), the investors listed on SCHEDULE A hereto, each of which is herein referred to as an "INVESTOR," and the individual listed on SCHEDULE B hereto, who is herein referred to as the "COMMON STOCKHOLDER."

       The Company and each of the Investors are parties to one or more of the Series A Preferred Stock Purchase Agreement dated as of April 18, 1997 (the "SERIES A AGREEMENT"), pursuant to which the Company sold and certain of the Investors purchased shares of Series A Convertible Preferred Stock, par value $.001 per share, of the Company (the "SERIES A PREFERRED STOCK"), the Series B Convertible Preferred Stock Purchase Agreement dated as of April 23, 1998 (the "SERIES B AGREEMENT"), pursuant to which the Company sold and certain of the Investors purchased shares of Series B Preferred Stock, par value $.001 per share, of the Company (the "SERIES B PREFERRED STOCK"), or the Preferred Stock Purchase Agreement dated as of May 25, 1999 (the "SERIES C AGREEMENT" and together with the Series A Agreement and the Series B Agreement, the "PURCHASE AGREEMENTS"), pursuant to which the Company sold and certain of the Investors purchased shares of Series C Convertible Preferred Stock, par value $.001 per share, of the Company (the "SERIES C PREFERRED STOCK," and together with the Series A Preferred Stock and the Series B Preferred Stock, the "PREFERRED STOCK"). In consideration for the purchase by the Investors in the Preferred Stock under the Purchase Agreements, the Company desires to grant the Investors the registration rights, right of first offer and other rights set forth herein. This Second Restated Investors' Rights amends and restates in its entirety the Restated Investors' Rights Agreement dated as of April 23, 1998 between the Company and the parties signatory thereto as amended by the First Amendment dated as of January 21, 1999 (the "PRIOR AGREEMENT").

       INTENDING TO BE LEGALLY BOUND, and in consideration of the mutual agreements stated below and in the Purchase Agreements, the parties hereby agree as follows:

       1.     REGISTRATION RIGHTS. The Company covenants and agrees as follows:

              1.1    DEFINITIONS. For purposes of this Section 1:

                     (a) The term "ACT" means the Securities Act of 1933, as amended.

                     (b) The term "FORM S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

                     (c) The term "HOLDER" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.12 hereof

                     (d) The term "INITIATING HOLDERS" means the holders of a majority of the outstanding shares on an as-converted basis of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock.

                     (e) The term "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended.

                     (f) The term "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

                     (g) The term "REGISTRABLE SECURITIES" means the Common Stock issuable or issued (i) upon conversion of the Series A Preferred Stock, the Series B Preferred Stock or the Series C Preferred Stock issued or issuable by the Company or (ii) upon exercise of the warrants to purchase shares of the Company's Common Stock issued pursuant to the Convertible Subordinated Secured Note and Warrant Purchase Agreement, dated as of January 21, 1999, by and between the Company and the investors signatory thereto or (iii) as a result of a dividend or distribution or stock split or reclassification of the Series A Preferred Stock, the Series B Preferred Stock or the Series C Preferred Stock or the Common Stock issued or issuable upon conversion thereof.

                     (h) The number of shares of "REGISTRABLE SECURITIES THEN OUTSTANDING" shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities.


                     (i) The term "SEC" shall mean the Securities and Exchange Commission.

                     (j) With respect only to Sections 1.3, 1.4, 1.5, 1.7, 1.8, 1.10, 1.11 (other than with respect to the right to request that the Company effect such registration), 1.12, 1.14, 1.15 and 2.3 (except for Subsection 2.3(e)) hereof, the term "Holder" shall also include the Common Stockholder and the term "Registrable Securities" shall also include any Common Stock held by the Common Stockholder (whether issued upon conversion of the Preferred Stock or otherwise, other than shares of Common Stock issued after the date hereof for incentive purposes).

              1.2    REQUEST FOR REGISTRATION

              (a) If the Company shall receive, at any time after the earlier of (i) two (2) years after the date hereof, or (ii) one (1) year after the effective date of the first registration statement for a public offering (the "Initial Public Offering") of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a SEC Rule 145 transaction), a written request from the Initiating Holders, that the Company file a registration statement under the Act covering an offering of securities of the Company at a gross offering price of at least $20,000,000 in the aggregate, then the Company shall:

                     (i) within ten (10) days of the receipt thereof, give written notice of such request to all Holders;

                     (ii) file with the SEC as soon as practicable, but in any event within sixty (60) days of the receipt of such request, a registration statement covering the registration under the Act of all Registrable Securities which the Holders request to be registered, subject to the limitations of subsection 1.2(b), within twenty (20) days of the mailing of such notice by the Company in accordance with Section 3.5; and

                     (iii) use its best efforts to cause such registration statement to become effective as soon as practicable, but in any event within sixty (60) days after the filing thereof.

              (b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of its request made pursuant to subsection 1.2(a), and the Company shall include such information in the written notice referred to in subsection 1.2(a). The underwriter will be selected by the Company and shall be reasonably acceptable to the Initiating Holders. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed upon by the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

              (c) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2 a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve-month period.

              (d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2:

                     (i) After the Company has effected two (2) registrations at the request of Initiating Holders pursuant to this Section 1.2 and such registrations have been declared or ordered effective;

                     (ii) During the period starting with the date sixty (60) days prior to the Company's good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a registration subject to Section 1.3 hereof, provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

                     (iii) If the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 1.11 below.

              1.3 COMPANY REGISTRATION. If at any time after the Initial Public Offering, (but without any obligation to do so) the Company proposes to register any of its stock or other securities under the Act in connection with the public offering in excess of $1,000,000 of such securities solely for cash in excess of $1,000,000 (other than a registration initiated by a Holder on Form S-3, a registration relating solely to the sale of securities to participants in a Company stock option, stock purchase or similar plan or a SEC Rule 145 transaction, a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 3.5, the Company shall, subject to the provisions of Section 1.8, include in such registration all of the Registrable Securities that each such Holder has requested to be registered, and shall use its best efforts to cause such registration statement to become effective.

              1.4    OBLIGATIONS OF THE COMPANY. Whenever required under this
Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                     (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of at least a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or until the distribution contemplated in the Registration Statement has been completed, whichever occurs first; provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment that (A) includes any prospectus required by Section 10(a)(3) of the Act or (B) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (A) and (B) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the 1934 Act in the registration statement.

                     (b) Prepare and file with the SEC such amendment and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

                     (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                     (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Act.

                     (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                     (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                     (g) File all applications, documents and other information necessary to list the Registrable Securities being registered hereunder on each securities exchange on which similar securities issued by the Company are then listed, and otherwise use its best efforts to cause such listing to be effected.

                     (h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereto and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

                     (i) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

       1.5    FURNISH INFORMATION.

              (a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

              (b)    The Company shall have no obligation with respect to any

registration requested pursuant to Section 1.2 or Section 1.11 if, due to the operation of subsection 1.5(a), the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in subsection 1.2(a) or subsection 1.11(b)(2), whichever is applicable.

       1.6 EXPENSES OF DEMAND REGISTRATION. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 1.2, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company (including fees and disbursements of counsel for the Company in its capacity as counsel to the selling Holders hereunder and if Company counsel does not make itself available for this purpose, then the Company will pay the reasonable fees and disbursements of one (1) counsel for the selling Holders) shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of at least a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses ratably based on the ratio that the amounts of Registrable Securities each participating Holder included in such withdrawn registration statement bears to the total amount of Registrable Securities included in such registration statement by all participating Holders), unless the Initiating Holders agree to forfeit its right to one demand registration pursuant to Section 1.2; provided further, however, that if at the time of such withdrawal the Holders have learned of a material adverse change in the condition or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their fights pursuant to Section 1.2.

       1.7 EXPENSES OF COMPANY REGISTRATION. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 1.3 for each Holder (which right may be assigned as provided in Section 1.12), including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto and the fees and disbursements of counsel for the Company in its capacity as counsel to the selling Holders hereunder and if Company counsel does not make itself available for this purpose, then the Company will pay the reasonable fees and disbursements of one counsel for the selling Holders selected by them, but excluding underwriting discounts and commissions relating to Registrable Securities.

       1.8 UNDERWRITING REQUIREMENTS. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 1.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, that the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be determined first by excluding securities requested to be included that are not Registrable Securities, then by excluding securities requested to be included that are Registrable Securities held by the Common Stockholder and then by apportioning pro rata among the selling Holders who are not the Common Stockholder according to the total amount of Registrable Securities entitled to be included therein owned by each such selling Holder or in such other proportions as shall mutually be agreed to by such selling Holders) but in no event shall any shares being sold by a stockholder exercising a demand registration right similar to that granted in Section 1.2 be excluded from such offering. For purposes of the preceding parenthetical concerning apportionment, for any selling Holder of Registrable Securities that is a partnership or corporation, the partners, retired partners and stockholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling stockholder," and any pro-rata reduction with respect to such "selling stockholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling stockholder," as defined in this sentence. Notwithstanding any other provisions of this Section 1.8, if the underwritten offering is a Company registration pursuant to Section 1.3, then the shares being sold by the Company shall not be excluded from such offering.

       1.9 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under this Section 1:

              (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, or the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "VIOLATION"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, or the 1934 Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action-provided, however, that the indemnity agreement contained in this subsection 1.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

              (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, or the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.9(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld); provided, that, in no event shall any indemnity under this subsection 1.9(b) exceed the gross proceeds from the offering received by such Holder.

              (c)    Promptly after receipt by an indemnified party under this
Section 1.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.9. Each indemnified party shall furnish such information regarding itself or the claim in question as an indemnifying party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim.

              (d) If the indemnification provided for in this Section 1.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

              (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

              (f)    The obligations of the Company and Holders under this
Section 1.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

       1.10 REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

              (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

              (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

              (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

              (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents filed by the Company with the SEC, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

       1.11 FORM S-3 REGISTRATION. In case the Company shall receive from any Holder or Holders a written request or requests that the Company effect a registration on Form S- 3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

              (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders;

              (b) file with the Commission as soon as practicable, but in any event within 30 days after the receipt of such request, a registration statement on Form S-3 covering such Registrable Securities, and use its best efforts to cause such registration statement to become effective as soon as practicable, but in any event within 60 days thereafter, and use its best efforts to effect all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect more than one registration pursuant to this Section 1.11 in any twelve-month period, and further provided that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this section 1.11: (1) if Form S-3 is not available for such offering by the Holders, (2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commission) of less than $1,000,000; (3) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than sixty (60) days after receipt of the request of the Holder or Holders under this Section 1.11; provided, however, that the Company shall not utilize this right more than once in any twelve month period; or (4) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance; and

              (c) All expenses incurred in connection with a registration requested pursuant to Section 1.11, including (without limitation) all registration, filing, qualification, printer's and accounting fees and the reasonable fees and disbursements of counsel for the selling Holder or Holders and counsel for the Company, but excluding any underwriters' discounts or commissions associated with Registrable Securities, shall be borne by the Company. Registrations effected pursuant to this Section 1.11 shall not be counted as demands for registrations or registrations effected pursuant to Sections 1.2 or 1.3, respectively.

       1.12 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations and provided that the rights of the Initiating Holders to request registration pursuant to Section 1.2 shall not be assignable) by a Holder to a transferee or assignee of such securities who acquires at least two percent (2%) of the Registrable Securities (as adjusted for stock splits, combinations and the like), provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of
Section 1.14 below; and (c) such assignment shall be effective only if such transfer is exempt from registration under the Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together with the partnership; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Section 1.

       1.13 LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 1.2 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders that is included or (b) to make a demand registration that could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in subsection 1.2(a) or within one hundred eighty (180) days of the effective date of any registration effected pursuant to Section 1.2.

       1.14 "MARKET STAND-OFF" AGREEMENT. Each Investor hereby agrees that, during the period of duration specified by the Company and an underwriter of Common Stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except Common Stock included in such registration; provided, however, that:

              (a) such agreement shall be applicable only to the first such registration statement of the Company that covers Common Stock (or other securities) to be sold on its behalf to the public in an underwritten offering; and

              (b) all officers and directors of the Company and all other persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements; and

              (c) such market stand-off time period shall not exceed 180 days.

              In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Investor (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

              Notwithstanding the foregoing, the obligations described in this
Section 1.14 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or a similar form that may be promulgated in the future.

       1.15   TERMINATION OF REGISTRATION RIGHTS.

              (a) No Holder shall be entitled to exercise any right provided for in this Section 1 after five (5) years following the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the initial firm commitment underwritten offering of its securities to the general public.

              (b) In addition, the right of any Holder to request registration or inclusion in any registration pursuant to Sections 1.2, 1.3 and
1.11 shall terminate on the closing of the first Company-initiated registered public offering of Common Stock of the Company if all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 during any 90-day period, or on such date after the closing of the first Company-initiated registered public offering of Common Stock of the Company as all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 during any 90-day period; provided, however, that the provisions of this Section 1.15(b) shall not apply to any Holder who owns more than two percent (2%) of the Company's outstanding Common Stock.

       1.16 DELAY OF REGISTRATION. No Holder shall have any right to take action to restrain, enjoin or otherwise delay any registration as result of any controversy that might arise with respect to the interpretation or implementation of this Section 1, provided, however, that this Section 1.16 shall not affect any right or remedy that the Holder may otherwise have.

2.     COVENANTS OF THE COMPANY.

       2.1 DELIVERY OF FINANCIAL STATEMENTS. The Company shall deliver to each Investor:

              (a) as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholders' equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principals ("GAAP"), and audited and certified by independent public accountants of nationally recognized standing selected by the Company;

              (b) so long as an Investor holds at least five percent (5.0%) of the then outstanding Common Stock of the Company (on a fully as-converted basis, as if all shares of Preferred Stock and all convertible securities had been fully converted into shares of Common Stock): within thirty (30) days of the end of each month, an unaudited income statement and statement of cash flows and balance sheet for and as of the end of such month, in reasonable detail comparing actual performance to budget;

              (c) so long as an Investor holds at least five percent (5.0%) of the then outstanding Common Stock of the Company (on a fully as-converted basis, as if all shares of Preferred Stock and all convertible securities had been fully converted into shares of Common Stock): as soon as practicable, but in any event thirty (30) days prior to the end of each fiscal year, a budget and business plan for the next fiscal year, prepared on a monthly basis, including balance sheets and statements of cash flows for such months and, as soon as prepared, statements of operating goals for each of the Company's functional units and any other budgets or revised budgets prepared by the Company;

              (d) with respect to the financial statements called for in subsections (b) and (c) of this Section 2.1, an instrument executed by the Chief Financial Officer or President of the Company and certifying that such financials were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP) and fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustment; and

              (e) so long as an Investor holds at least five percent (5.0%) of the then outstanding Common Stock of the Company (on a fully as-converted basis, as if all shares of Preferred Stock and all convertible securities had been fully converted into shares of Common Stock): such other information relating to the financial condition, business, prospects or corporate affairs (including press releases and the like) of the Company as the Investor or any assignee of any Investor may from time to time reasonably request, provided, however, that the Company shall not be obligated under this subsection (e) or any other subsection of Section 2.1 to provide information which the Company's Board deems in good faith to be a trade secret or similar confidential information.

       2.2 INSPECTION. The Company shall permit each Investor that holds at least five percent (5.0%) of the then outstanding Common Stock of the Company (on a fully as-converted basis, as if all shares of Preferred Stock and all convertible securities had been fully converted into shares of Common Stock), at such Investor's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Investor; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information.

       2.3    BOARD OF DIRECTORS.

              (a) Following the Closing and in accordance with Section D.1 of the Company's Third Amended and Restated Certificate of Incorporation, the Board of Directors of the Company shall consist of six (6) members. Subject to Section
D.1 of the Company's Third Amended and Restated Certificate of Incorporation, the Company shall use its best efforts to cause and maintain the election of the following persons to the Board of Directors: (i) the Company's Chief Executive Officer, (ii) one (1) director nominated by the holders of a majority of the outstanding shares of Common Stock of the Company, (iii) two (2) directors nominated by the holders of the outstanding shares of Series A Preferred Stock (each an "INVESTORS' BOARD REPRESENTATIVE"), one of whom shall be selected by Patricof & Co. Ventures, Inc., or its successors or assigns, and one of whom shall be selected by Adams Capital Management, Inc., or its successor or assigns, (iv) one (1) outside director selected by a majority of the outstanding shares of Common Stock, so long as such person is approved by the holders of at least seventy-five percent (75%) of the Series A Preferred Stock and Series B Preferred Stock, then outstanding, voting together on an as-converted basis, and
(v) one (1) director nominated by GE Capital ("GECC BOARD REPRESENTATIVE"). The Investors' Board Representatives and the GECC

Board Representative shall have the right, but not the obligation, to be elected to any and all committees of the Board;

              (b) The Company shall hold meetings of its Board of Directors no less frequently than bimonthly, unless the Board unanimously agrees to hold such meetings less frequently. The Company shall reimburse the Investors' Board Representatives' and the GECC Board Representative's reasonable expenses incurred in attending the meetings of the Company's Board (or any committee thereof) which are required and/or requested, and any reasonable business expense incurred by such Representative.

       2.4    TAX MATTERS.

              (a) The Company will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company or any subsidiary; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Company will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any hen which may have attached as security therefor;

              (b) During the entire period the Preferred Stock (and upon conversion, the Common Stock) is held by an Investor, the Company agrees to meet the active business requirements set forth in Section 1202(c)(2)(A) and
Section 1202(e) of the Internal Revenue Code of 1986, as amended (the "Code");
and

              (c) The Company agrees to submit such reports to the Secretary of the Treasury as required by Section 1202(d)(1) of the Code.

       2.5 MAINTENANCE OF PROPERTIES AND LEASES. The Company will keep its properties and those of its subsidiaries in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto; and the Company and its subsidiaries will at all times comply with each material provision of all leases to which any of them is a party or under which any of them occupies property if the breach of such provision might have a material and adverse effect on the condition, financial or otherwise, or operations of the Company.

       2.6 INSURANCE. The Company will keep its assets and those of its subsidiaries which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other risks customarily insured against by companies in the Company's line of business, and the Company will maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated.

       2.7 KEY PERSON LIFE INSURANCE. The Company has as of the date hereof obtained and will cause to be maintained, from financially sound and reputable insurers, term life insurance on the life of Mel Baiada in the amount of $2,000,000, on the life of Kevin Kilroy in the amount of $1,000,000, and on each of the lives of Robert Bickel, Mark Nigro and John Capobianco in the amount of $500,000. Such policies shall name the Company as loss payee and shall not be cancellable by the Company without prior approval of the Holders of at least 75% of the Registrable Securities then outstanding.

       2.8 ACCOUNTS AND RECORDS. The Company will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis.

       2.9 INDEPENDENT ACCOUNTANTS. The Company will retain independent public accountants of recognized national standing who shall certify the Company's financial statements at the end of each fiscal year. In the event the services of the independent public accountants so selected, or any firm of independent public accountants hereafter employed by the Company, are terminated, the Company will promptly thereafter notify the Holders and will request the firm of independent public accountants whose services are terminated to deliver to the Holders a letter from such firm setting forth the reasons for the termination of their services. In the event of such termination, the Company will promptly thereafter engage another firm of independent public accounts of recognized national standing. In its notice to the Holders the Company shall state whether the change of accountants was recommended or approved by the Board of Directors of the Company or any committee thereof.

       2.10 COMPLIANCE WITH REQUIREMENTS OF GOVERNMENT AUTHORITIES. The Company and all its subsidiaries shall duly observe and conform to all valid requirements of governmental authorities relating to the conduct of their businesses or to their properties or assets.

       2.11 MAINTENANCE OF CORPORATE EXISTENCE. The Company shall maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights in or to use patents, processes, licenses, trademarks, trade names or copyrights owned or possessed by it or any subsidiary and deemed by the Company to be necessary to the conduct of their business.

       2.12 EMPLOYEE AGREEMENTS. The Company will cause each person employed by it or any subsidiary to enter into an agreement containing, among other things, confidentiality, non-competition/non-solicitation and discovery/inventions provisions in form and content reasonably satisfactory to the Investors.

       2.13 NOTICE OF BREACH. The Company shall furnish to each of the Investors within ten (10) days after becoming aware of (i) any material default or breach of the terms of this Agreement, any Purchase Agreement, the Second Restated First Refusal and Co-Sale Agreement or the Restated Voting Agreement (collectively, the "TRANSACTION AGREEMENTS"), or any document or agreement delivered in connection with the Transaction Agreements, or (ii) any material adverse event affecting the Company or its business, financial condition, operations, prospects or affairs, a statement setting forth, in reasonable detail, such default, breach or event, including the Company's proposed response thereto.

       2.14 TRANSACTIONS WITH AFFILIATES. The Company shall not, without the approval of the disinterested members of the Company's Board of Directors, engage in any loans, leases, contracts or other transactions with any director, officer or key employee of the Company, or any member of any such person's immediate family, including the parents, spouse, children and other relatives of any such person (including the hiring thereof) or any affiliate of any such person, including without limitation Bluestone Consulting Inc.

       2.15 MAINTENANCE OF A STANDARD SYSTEM OF ACCOUNTING. The Company will maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

       2.16 PAYMENT OF INDEBTEDNESS. The Company will promptly pay or cause to be paid when due, or in conformance with customary trade terms otherwise in accordance with policies related thereto adopted by the Company's Board of Directors, all indebtedness incident to operations of the Company.

       2.17 UNIX GUI BUSINESS. Except as provided in the letter agreement dated April 23, 1998, between the Company and Bluestone Consulting, Inc., the Company has discontinued its Unix GUI business, and will not incur any additional obligations in respect of, or make any investment or advance to, such business and the discontinuance and/or disposition of such business has not resulted in and will not result in any tax or other liabilities to the Company.

       2.18 TERMINATION OF COVENANTS. The covenants set forth in this Section 2 shall terminate and be of no further force and effect after the time of effectiveness of the Company's first firm commitment underwritten public offering of Common Stock pursuant to a registration statement under the Securities Act, resulting in aggregate gross proceeds to the Company of at least $20,000,000 at a gross offering price to the public which is greater than or equal to 150% of then applicable conversion price of the Series C Preferred Stock.

3.     MISCELLANEOUS.

       3.1 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

       3.2 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Delaware without giving effect to conflict of law principles.

       3.3 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

       3.4 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

       3.5 NOTICES. Unless otherwise provided, all notices, consents or other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given (i) when delivered personally, (ii) three business days after being mailed by first class mail, postage prepaid, or (iii) one business day after being sent by a reputable overnight delivery service, postage or delivery charges prepaid, to the parties at their respective addresses stated on the signature page of this Agreement. Notices may also be given by prepaid telegram or facsimile and shall be effective on the date transmitted if confirmed within 24 hours thereafter by a signed original sent in the manner provided in the preceding sentence. Any party may change its address for notice and the address to which copies must be sent by giving notice of the new addresses to the other parties in accordance with this Section 3.5, except that any such change of address notice shall not be effective unless and until received.

       3.6 EXPENSES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

       3.7 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of at least 75% of the Registrable Securities then outstanding (excluding any securities deemed Registrable Securities pursuant to Section 1.1(i) hereof); provided, however, that in the event such amendment or waiver adversely affects the rights and/or obligations of the Common Stockholder under this Agreement in a different manner than other Holders, such amendment or waiver shall also require the written consent of a majority of the Common Stockholder. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder of any Registrable Securities then outstanding or securities exercisable for or convertible into Registrable Securities (including Holders of any securities deemed Registrable Securities pursuant to Section 1.1(i) hereof), each future holder of all such Registrable Securities, and the Company.

       3.8 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

       3.9 AGGREGATION OF STOCK. All shares of Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

       3.10 CONFIDENTIAL INFORMATION. Each Investor acknowledges that the information received by them pursuant to Sections 2.1 and 2.2 of this Agreement may be confidential. Each Investor agrees that it will not use such Confidential Information in violation of the 1934 Act or reproduce, disclose or disseminate such information to any third person (other than its employees, agents or attorneys), except in connection with the exercise of any right hereunder. For purposes of this Section 3.10, Confidential Information shall not include any information that (i) is or becomes generally available to the public other than as a result of a disclosure by the Company or any of its directors, officers, employees or agents, (ii) is or becomes available to the Investors on a non-confidential basis from a source other than the Company, or (iii) is independently acquired or developed by the Investors without violating any of the Investors' obligations under this Agreement.

       3.11 ENTIRE AGREEMENT. This Agreement, the Series C Agreement and the Second Restated First Refusal and Co-Sale Agreement dated as of May 25, 1999 between the Company and the parties signatory thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof.

                            [SIGNATURE PAGES FOLLOW]

                                                                 SIGNATURE PAGES
                                     SECOND RESTATED INVESTORS' RIGHTS AGREEMENT


       IN WITNESS WHEREOF, the parties have executed this Second Restated Investors' Rights Agreement as of the date first above written.


                                   BLUESTONE SOFTWARE, INC.


                                   By:  /s/ P. Kevin Kilroy
                                        --------------------------------------
                                          Name:  P. Kevin Kilroy
                                          Title: President

                                   Address:        1000 Briggs Road
                                                   Mt. Laurel, NJ 08054

                                   Telephone No.:  609-727-4600
                                   Facsimile No.:  609-787-9395


                                   INVESTORS:

                                   GENERAL ELECTRIC CAPITAL CORPORATION


                                   By:  /s/ Anton Simunovic
                                        --------------------------------------
                                          Name:  Anton Simunovic
                                          Title: Vice President

                                   Address:        260 Long Ridge Road
                                                   Stamford, CT 06927

                                   Telephone No.:  (203) 961-2887
                                   Facsimile No.:  (203) 357-4565

                                                                 SIGNATURE PAGES
                                     SECOND RESTATED INVESTORS' RIGHTS AGREEMENT



                                   THE P/A FUND, L.P.

                                   By:      FOSTIN CAPITAL PARTNERS II, L.P.
                                            its General Partner


                                   By:  /s/ William C. Hulley
                                        --------------------------------------
                                          Name:  William C. Hulley
                                          Title: General Partner

                                   Address:        518 Broad Street
                                                   Sewickley, PA 15143

                                   Telephone No.:  412-749-9454
                                   Facsimile No.:  412-749-9459

                                   PATRICOF PRIVATE INVESTMENT CLUB, L.P.

                                   By:  APA EXCELSIOR IV PARTNERS, L.P.,
                                           its General Partner

                                   By:  PATRICOF & CO. MANAGERS, INC.,
                                           its General Partner


                                   By:   /s/ Gregory M. Case
                                         --------------------------------------
                                          Name:  Gregory M. Case
                                          Title: Vice President

                                   Address:        455 South Gulph Road
                                                   Suite 410
                                                   King of Prussia, PA 19406

                                   Telephone No.:  610-265-0286
                                   Facsimile No.:  610-265-4959

                                                                 SIGNATURE PAGES
                                     SECOND RESTATED INVESTORS' RIGHTS AGREEMENT



                                   APA EXCELSIOR IV, L.P.

                                   By:    APA EXCELSIOR IV PARTNERS, L.P.,
                                          its General Partner

                                   By:    PATRICOF & CO. MANAGERS, INC.,
                                          its General Partner


                                   By:  /s/ Gregory M. Case
                                        --------------------------------------
                                          Name:  Gregory M. Case
                                          Title: Vice President

                                   Address:        455 South Gulph Road
                                                   Suite 410
                                                   King of Prussia, PA 19406

                                   Telephone No.:  610-265-0286
                                   Facsimile No.:  610-265-4959


                                   COUTTS & CO. (CAYMAN) LTD., CUST. FOR
                                   APA EXCELSIOR IV/OFFSHORE, L.P.

                                   By:    PATRICOF & CO. VENTURES, INC.,
                                          its Investment Advisor


                                   By:  /s/ Gregory M. Case
                                        --------------------------------------
                                          Name:  Gregory M. Case
                                          Title: Managing Director

                                   Address:        455 South Gulph Road
                                                   Suite 410
                                                   King of Prussia, PA 19406

                                   Telephone No.:  610-265-0286
                                   Facsimile No.:  610-265-4959

                                                                 SIGNATURE PAGES
                                     SECOND RESTATED INVESTORS' RIGHTS AGREEMENT


                                   /s/ Mel Baiada
                                   -----------------------------------
                                   MEL BAIADA

                                   Address:        100 Briggs Road
                                                   Mt. Laurel, NJ 08054

                                   Telephone No.:  609-727-4600
                                   Facsimile No.:  609-787-9395


                                          /s/ Eugene Levy
                                          -----------------------------------
                                          EUGENE LEVY

                                          Address:        90 Riverside Drive
                                                          Apt. 5E
                                                          New York, NY 10024

                                          Telephone No.:  212-753-6300
                                          Facsimile No.:  212-319-6155

                             FIRST AMENDMENT TO THE
                   SECOND RESTATED INVESTORS' RIGHTS AGREEMENT

                  THIS AGREEMENT is made as of June 16, 1999, by and among Bluestone Software, Inc., a Delaware corporation (the "Company"), and the parties listed on the signature pages hereto (the "Investors").

                                   BACKGROUND

         The Company and the Investors are parties to that certain Second Restated Investor's Rights Agreement dated as of May 25, 1999 (the "Investors' Rights Agreement"). The Company and the Investors desire to amend the Investors' Rights Agreement as provided herein.

         INTENDING TO BE LEGALLY BOUND, the parties hereto agree as follows:

         1. Section 2.3(a) of the Investors' Rights Agreement shall be amended and restated in its entirety to read as follows:

                  (a) In accordance with Section E.1 of the Company's Third Amended and Restated Certificate of Incorporation, as amended by the Certificate of Amendment date June __, 1999 (the "Certificate of Incorporation"), the Board of Directors of the Company shall consist of seven
                           (7) members. Subject to Section E.1 of the Company's Certificate of Incorporation, the Company shall use its best efforts to cause and maintain the election of the following persons to the Board of Directors:
                           (i) the Company's Chief Executive Officer, (ii) one
                           (1) director nominated by the holders of a majority of the outstanding shares of Common Stock of the Company, (iii) two (2) directors nominated by the holders of the outstanding shares of the Series A Preferred Stock (each an "INVESTORS' BOARD REPRESENTATIVE"), one of whom shall be selected by Patricof & Co. Ventures, Inc., or its successors and assigns, (iv) two (2) outside directors selected by a majority of the outstanding shares of Common tock, so long as such persons are approved by the holders of at least seventy-five percent (75%) of the Series A Preferred Stock and Series B Preferred Stock, then outstanding, voting together on an as-converted basis, and (v) one (1) director nominated by GE Capital ("GECC BOARD REPRESENTATIVE"). The Investors' Board Representatives and the GECC Board Representative shall have the right, but no the obligation, to be elected to any and all committees of the Board.

         2.       The Investors' Rights Agreement is amended in accordance with
                  Section 3.7 therein.

         3. Except as specifically amended herein, the Investors' Rights Agreement shall remain in full force and effect in accordance with its terms.

         4. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute on agreement, and the signatures of any party to any counterpart shall be deemed to be a signature to, and may be appended to, any other counterpart.

                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                            THE COMPANY:

                                     BLUESTONE SOFTWARE, INC.



                                     By: /s/ P. Kevin Kilroy
                                        ----------------------------
                                     Name: P. Kevin Kilroy
                                     Title: President

                            THE INVESTORS:

                                     GENERAL ELECTRIC CAPITAL CORPORATION


                                     By: /s/ Anton Simunovic
                                        ----------------------------
                                     Name:    Anton Simunovic
                                     Title:   Vice President

                                     THE P/A FUND, L.P.

                                     By:      FOSTIN CAPITAL PARTNERS II,
                                              L.P., its General Partner


                                     By: /s/ William C. Hulley
                                        ----------------------------
                                     Name:    William C. Hulley
                                     Title:   General Partner





                              [SIGNATURES CONTINUE]

                            PATRICOF PRIVATE INVESTMENT CLUB, L.P.

                            By:      APA EXCELSIOR IV PARTNERS, L.P.,
                                     its General Partner

                            By:      PATRICOF & CO. MANAGERS, INC.,
                                     its General Partner


                            By: /s/ Gregory M. Case
                               ----------------------------
                            Name:    Gregory M. Case
                            Title:   Vice President


                            APA EXCELSIOR IV, L.P.

                            By:      APA EXCELSIOR IV PARTNERS, L.P.,
                                     its General Partner

                            By:      PATRICOF & CO. MANAGERS, INC.,
                                     its General Partner


                            By: /s/ Gregory M. Case
                               ----------------------------
                            Name:    Gregory M. Case
                            Title:   Vice President

                            COUTTS & CO. (CAYMAN) LTD., CUST. FOR
                            APA EXCELSIOR IV/OFFSHORE, L.P.

                            By:      PATRICOF & CO. VENTURES, INC.,
                                     its Investment Advisor


                            By: /s/ Gregory M. Case
                               ----------------------------
                            Name:    Gregory M. Case
                            Title:   Managing Director